UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2022

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2022, NeuBase Therapeutics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP, a Delaware limited partnership (“Alumni Capital”), pursuant to which the Company agreed to sell, and Alumni Capital agreed to purchase, upon request of the Company in one or more transactions, a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) providing aggregate gross proceeds to the Company of up to $3,000,000 (subject to the right, but not the obligation, of the Company to increase such amount up to $10,000,000 pursuant to the terms of the Purchase Agreement) (the “Maximum Investment Amount”). The Purchase Agreement expires upon the earlier of the aggregate gross proceeds from the sale of shares of Common Stock meeting the Maximum Investment Amount or December 28, 2024.

Among other limitations, unless otherwise agreed upon by Alumni Capital, each individual sale of shares of Common Stock will be limited to a sale of shares of Common Stock of up to $500,000 (subject to the right of the Company and Alumni Capital to mutually agree to increase such figure to $1,000,000) and further limited to no more than the number of shares of Common Stock that would result in the direct or indirect beneficial ownership by Alumni Capital of more than 9.99% of the then-outstanding shares of Common Stock. Alumni Capital will purchase the shares of Common Stock under the Agreement at the lowest traded price of the Common Stock during the three (3) business days immediately prior to the date of purchase of the shares of Common Stock multiplied by 95%. In addition, the total cumulative number of shares of Common Stock that may be issued to Alumni Capital under the Purchase Agreement may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply in the event the Company obtains stockholder approval of the shares of Common Stock to be issued under the Purchase Agreement, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d).

In exchange for Alumni Capital entering into the Purchase Agreement, the Company issued 146,699 shares of Common Stock to Alumni Capital upon execution of the Purchase Agreement. The Company will issue to Alumni Capital, on December 28, 2023, shares of Common Stock in an amount equal to one-half of one percent (0.5%) of the Investment Amount (as defined in the Purchase Agreement) divided by the closing price of the Common Stock on the third business day prior to the date of issuance and delivery of such shares of Common Stock. In addition, the Company will issue to Alumni Capital, on the date of expiration of the Purchase Agreement, shares of Common Stock in an amount equal to one-half of one percent (0.5%) of the Investment Amount divided by the closing price of the Common Stock on the third business day prior to the date of issuance and delivery of such shares of Common Stock. If the Company elects to increase the Maximum Investment Amount, it shall issue to Alumni Capital Increase Commitment Shares (as defined in the Purchase Agreement) (based on each increase of Investment Amount) within five (5) business days of the Company’s written notice of such election.

The Purchase Agreement provides that the Company will file a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3, which was declared effective on April 14, 2021 (File No. 333-254980) (the “Base Registration Statement”), covering the offering and sale of the shares of Common Stock to Alumni Capital pursuant to the Purchase Agreement. Alumni Capital’s obligation to purchase shares of Common Stock under the Purchase Agreement is conditioned upon, among other things, the filing of the Prospectus Supplement and the Base Registration Statement remaining effective.

The Purchase Agreement contains customary representations, warranties and covenants by each of the Company and Alumni Capital. Actual sales of shares of Common Stock to Alumni Capital will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Alumni Capital has no right to require any sales of shares of Common Stock by the Company, but is obligated to make purchases of shares of Common Stock from the Company from time to time, pursuant to directions from the Company, in accordance with the Purchase Agreement. During the term of the Purchase Agreement, Alumni Capital has covenanted not to cause or engage in any short selling of shares of Common Stock.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of Common Stock to Alumni Capital. The Company expects that any proceeds received by the Company from such sales of shares of Common Stock to Alumni Capital under the Purchase Agreement will be used for general corporate and working capital purposes.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement, dated December 28, 2022, by and between NeuBase Therapeutics, Inc. and Alumni Capital LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: December 29, 2022	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer